UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 23, 2013, TMS International Corp., a Delaware corporation (“TMS” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crystal Acquisition Company, Inc., a Delaware corporation (“Parent”), and Crystal Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), providing for the acquisition of the Company by Parent. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity and a wholly-owned subsidiary of Parent. Parent and Sub were formed by trusts for the benefit of Thomas J. Pritzker and Gigi Pritzker and their lineal descendants (together with certain of their affiliates, the “Sponsors”).

Pursuant to and subject to the conditions set forth in the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, each share of issued and outstanding class A common stock, par value $0.001 per share (“Class A Common Stock”), and class B common stock, par value $0.001 per share (“Class B Common Stock” and collectively with the Class A Common Stock, the “Company Common Stock”), of the Company, excluding (i) treasury stock, (ii) Company Common Stock owned by Parent or Sub and (iii) Company Common Stock with respect to which appraisal rights under Delaware law are properly exercised and not withdrawn, will be converted into the right to receive $17.50 per share in cash without interest (the “Merger Consideration”).

Immediately prior to the Effective Time, each outstanding share of restricted Class A Common Stock shall automatically vest with the holder thereof and shall be converted in the Merger into the right to receive the Merger Consideration. Also, immediately prior to the Effective Time, each unexercised option to purchase shares of Company Common Stock, whether vested or unvested, shall be vested and canceled and each holder shall be entitled to receive an amount in cash, without interest, equal to (a) the excess of (i) the Merger Consideration over (ii) the exercise price per share of Company Common Stock subject to such option, multiplied by (b) the number of shares of Company Common Stock subject to such option.

The Merger Agreement contains a “no-shop” provision that prohibits the Company from soliciting, initiating or knowingly facilitating or encouraging competing acquisition proposals. However, until 11:59 p.m. (Eastern time) on September 27, 2013, the Company may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, any third party that makes an unsolicited acquisition proposal, provided that, among other things, the Board of Directors of the Company determines in good faith (i) that such acquisition proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to result in a Superior Proposal and (ii) that the failure to do so would be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable law. Under certain circumstances, the Company is permitted to terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, provided that the Company must, among other things, notify Parent at least four days in advance of its intention to take such action, negotiate in good faith with Parent during the Notice Period (as defined in the Merger Agreement), and concurrently with entering into such agreement pay Parent the termination fee described below.

Parent has obtained debt financing commitments from JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA (the “Debt Commitment”) and equity financing commitments from the Sponsors (the “Equity Commitment” and, together with the Debt Commitment, the “Financing Commitments”), in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires each of Parent and Sub to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) maintain in effect the Financing Commitments in accordance with the terms and subject to the conditions thereof, (ii) negotiate and enter into definitive agreements with respect to the Financing Commitments on the terms and conditions described therein or, if certain conditions are satisfied, on such other terms acceptable to Parent, Sub and their financing sources, (iii) satisfy all conditions applicable to Parent and Sub in such definitive agreements on or prior to the Closing (as defined in the Merger Agreement), (iv) consummate the financing at or prior to the Closing, and (v) enforce the Debt Commitment.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type. Completion of the Merger is subject to customary closing conditions, including, among others, (i) approval by the holders of a majority of all votes that are entitled to be cast with respect to the outstanding shares of Company Common Stock entitled to vote thereon, which approval was obtained following the execution and delivery of the Merger Agreement by the Written Consent (as defined below) of the Principal Stockholders (as defined below), (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) at least twenty calendar days having elapsed since the mailing to the Company’s stockholders of the definitive information statement with respect to the adoption of the Merger Agreement, and (iv) absence of a Company Material Adverse Effect (as defined in the Merger Agreement) occurring after the date of the Merger Agreement. The receipt of the financing contemplated by the Financing Commitments by Parent or Sub (or any other financing transaction) is not a condition to any of the parties’ obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights for Parent and the Company. In connection with the termination of the Merger Agreement under specified circumstances, including in connection with the Company entering into an agreement with respect to a Superior Proposal, the Company is required to pay to Parent a termination fee equal to $26,034,647. Parent will be required to pay the Company a termination fee equal to $45,126,722 (the “Reverse Break-Up Fee”) under certain specified circumstances as set forth in the Merger Agreement. The Sponsors have provided limited guaranties in favor of the Company, which, subject to the terms and conditions thereof, guarantee the payment of the Reverse Break-Up Fee and certain expense and indemnification obligations of Parent under the Merger Agreement.

A copy of the Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants contained therein or any descriptions thereof as a characterization of the actual state of facts or conditions of the Company, Parent, Sub or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Support Agreement

In connection with the execution of the Merger Agreement, Parent entered into a support agreement (the “Support Agreement”) with Onex Corporation, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd. (collectively, the “Principal Stockholders”). Pursuant to the terms of the Support Agreement, the Principal Stockholders agreed to execute and deliver a written consent (the “Written Consent”) adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby and, during the term of the Support Agreement, but subject to certain limitations set forth therein, to refrain from voting any of their shares of Company Common Stock with respect to (i) any acquisition proposal (other than the Merger Agreement and the Merger), (ii) approval of any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, and (iii) any proposal, action or agreement that would reasonably be expected to (1) result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or (2) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled. The Principal Stockholders are also subject to certain transfer restrictions and non-solicitation restrictions set forth in the Support Agreement. The Principal Stockholders hold (in the aggregate) 23,446,929 shares of Class B Common Stock, constituting approximately 60% of the total outstanding shares of Company Common Stock and 90% of the voting power of the outstanding shares of Company Common Stock.

The Written Consent was executed and delivered on August 23, 2013, following the execution and delivery of the Merger Agreement, and, as a result, the required approval of the Merger Agreement by the stockholders of the Company has been obtained. The Support Agreement terminates if the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 23, 2013, following the execution and delivery of the Merger Agreement, the Principal Stockholders, holding (in the aggregate) 23,446,929 shares of Class B Common Stock, constituting approximately 90.16392% of the voting power of the outstanding shares of Company Common Stock, executed the Written Consent adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby. No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Item 8.01. Other Events.

On August 26, 2013, the Company issued a press release in connection with the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain statements in this Form 8-K regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this Form 8-K constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission (the “SEC”). You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and Parent. In connection with the Merger, the Company will prepare an information statement to be filed with the SEC that will provide additional important information concerning the Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. The Company’s stockholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the Merger (when available) upon written request to TMS International Corp., at 12 Monongahela Avenue, Glassport, Pennsylvania 15045, or from the Company’s website, http://www.tmsinternationalcorp.com/.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of August 23, 2013, by and among TMS International Corp., a Delaware corporation, Crystal Acquisition Company, Inc., a Delaware corporation, and Crystal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Crystal Acquisition Company, Inc.

2.2*	Support Agreement, dated as of August 23, 2013, by and among Crystal Acquisition Company, Inc., Crystal Merger Sub, Inc., Onex Corporation, Onex Partners II LP, 1597257 Ontario Inc., Onex Partners II GP LP, Onex US Principals LP and Tube City EI II Ltd.

99.1	Joint Press Release issued by TMS International Corp. and The Pritzker Organization, LLC, dated August 26, 2013

*	Schedules to the Agreement and Plan of Merger and Support Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: August 26, 2013

	By:	/s/ Leon Z. Heller
Leon Z. Heller
Executive Vice President, Secretary and General Counsel